      As filed with the Securities and Exchange Commission on June 1, 1999



                                                     Registration No. 333-______
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                  CDNOW, INC.
               (Exact name of issuer as specified in its charter)

        Pennsylvania                                    23-2979814
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation of organization)

                              1005 Virginia Drive
                      Ft. Washington, Pennsylvania  19034
                    (Address of principal executive offices)

                   CDnow, Inc. 1999 Equity Compensation Plan
                           (Full title of the plans)

                                  Jason Olim
                     President and Chief Executive Officer
                                  CDnow, Inc.
                              1005 Virginia Drive
                      Ft. Washington, Pennsylvania 19034
                    (Name and address of agent for service)

                                (215) 619-6900
         (Telephone number, including area code, of agent for service)
                            -----------------------
                                   Copy to:
                         James W. McKenzie, Jr., Esq.
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                            Philadelphia, PA  19103
                                (215) 963-4852

                        CALCULATION OF REGISTRATION FEE

 Title of securities    Number of`    Proposed maximum    Proposed maximum
        to be          shares to be    offering price        aggregate           Amount of
     registered         registered        per share      offering price (2)  registration fee
=============================================================================================
common stock,              2,500,000 (1)     $17.25 (2)        $43,125,000         $11,989 (3)
no par value
=============================================================================================

(1) This registration statement covers shares of common stock of CDnow, Inc. which may be offered or sold pursuant to the CDnow, Inc. 1999 Equity Compensation Plan. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plans. This registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of shares of common stock May 27, 1999, as reported on the Nasdaq National Market.
(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multipied by .000278.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, as filed by CDnow, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

     (a) The prospectus dated February 16, 1999, filed as part of the Company's registration statement on Form S-4 (Registration No. 333-72463).

     (b) The Company's Form 8-KA filed with the Commission on May 18, 1999. The Company's Form 8-K filed with the Commission on March 19, 1999. The Company's 10-Q for the quarter ending March 31, 1999, filed with the Commission on May 17, 1999.

     (c) The description of the Common Stock of the Company contained in a registration statement filed on Form 8-A under the Securities and Exchange Act (the "Exchange Act") filed on March 11, 1999, including any amendment or report filed for the purpose of updating such description.

     (d)    CDnow, Inc.'s Form 10-K filed with the Commission on March 16, 1999.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Sections 1741 one of the Pennsylvania Business Corporation Law permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations.
Article VIII of the Company's Amended and Restated Bylaws, requires the Company to indemnify directors and officers of the Company or any other authorized representative against expenses, judgments and any settlement amounts incurred in a third party proceeding brought by reason of the fact that the person is an authorized representative of the Company. The Bylaws also permit indemnification of expenses incurred by an authorized representative in connection with a proceeding brought in the name of the corporation. The Bylaws further specify procedures for such indemnification. Section 1741 also empowers the Company to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.

     Exhibit
     Number              Exhibit
     ------              -------

      5.1        Opinion of Morgan, Lewis & Bockius LLP.
      23.1       Consent of Arthur Andersen LLP.
      23.2       Consent of Arthur Anderson LLP.
      23.3       Consent of Morgan, Lewis & Bockius LLP (included within
                 Exhibit 5.1).

Item 9.   Undertakings.

     (a)    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Washington, Pennsylvania on June 1, 1999.

                              CDNOW, INC.



                              By:   /s/ Jason Olim
                                    ------------------------------
                                    Jason Olim
                                    President and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                    Title                  Date
---------------------   -----------------------------  ------------


/s/ Jason Olim
---------------------   President and Chief            June 1, 1999
Jason Olim              Executive Officer (principal
                        executive officer)

/s/ Joel Sussman
---------------------   Vice President and Chief       June 1, 1999
Joel Sussman            Financial Officer (principal
                        financial officer and
                        accounting officer)

/s/ Jonathan V. Diamond
----------------------- Chairman of the                June 1, 1999
Jonathan V. Diamond     Board of Directors

      Signature                  Title                    Date
-----------------------     -----------------         ------------
/s/ James Coane             Director                  June 1, 1999
-----------------------
James Coane


/s/ Robert David Grusin     Director                  June 1, 1999
-----------------------
Robert David Grusin


/s/ Patrick Kerins          Director                  June 1, 1999
-----------------------
Patrick Kerins


/s/ Matthew Olim            Director                  June 1, 1999
-----------------------
Matthew Olim


/s/ John Regan              Director                  June 1, 1999
-----------------------
John Regan

                                  CDNOW, INC.

                               INDEX TO EXHIBITS

Exhibit Number  Document
--------------  --------
    4.1         CDnow, Inc. 1999 Equity Compensation Plan.

    5.1         Opinion of Morgan, Lewis & Bockius LLP.

   23.1         Consent of Arthur Andersen LLP.

   23.2         Consent of Arthur Andersen LLP.

   23.3 Consent of Morgan, Lewis & Bockius LLP. (included with Exhibit 5.1).